EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  February 16, 2016

NEW MOUNTAIN INVESTMENTS II, L.L.C.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member of the General Partner of Allegheny New Mountain Partners, L.P.

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member of the General Partner of New Mountain Affiliated Investors II, L.P.

NEW MOUNTAIN PARTNERS II (AIV-A), L.P.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member of the General Partner of New Mountain Partners II (AIV-A), L.P.

NEW MOUNTAIN PARTNERS II (AIV-B), L.P.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member of the General Partner of New Mountain Partners II (AIV-B), L.P.

NEW MOUNTAIN CAPITAL, L.L.C.
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Chief Executive Officer

NEW MOUNTAIN CAPITAL GROUP, LLC
By:	/s/ Steven B. Klinsky
	Name:	Steven B. Klinsky
	Title:	Managing Member

/s/ Steven B. Klinsky
Steven B. Klinsky